Second Quarter 2017 Investor Presentation

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets; our anticipated distribution of Granite Point shares to the holders of our common stock; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview[1]

LEADING HYBRID MORTGAGE REAL ESTATE INVESTMENT TRUST

MARKET PRESENCE
- $3.5 billion market cap
- $19.5 billion portfolio[2]
- Incorporated in 2009

✓ **LEADING HYBRID MREIT**

INVESTMENT STRATEGIES
- Rates: Agency RMBS and mortgage servicing rights (MSR)
- Credit: mortgage credit assets

✓ **VALUE APPROACH TO PORTFOLIO MANAGEMENT**

FINANCING & LIQUIDITY
- Low leverage
- Strong repo counterparties
- Diversified capital structure through convertible debt and preferred stock

✓ **DIVERSIFIED FINANCING PROFILE AND STRONG BALANCE SHEET**

RISK MANAGEMENT
- Sophisticated approach to hedging
- Low exposure to rates and prepayment speeds
- Superior asset selection

✓ **HIGH QUALITY RETURNS WITH LESS VOLATILITY**

LEADING PERFORMANCE
- Total stockholder return since inception of 192%[3]
- Top performer during times of volatility

✓ **OUTPERFORMED PEER GROUP**

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended June 30, 2017.
2) Includes Agency and non-Agency RMBS, inverse-interest only securities (Agency Derivatives), MSR, net economic interest in securitization trusts, residential mortgage loans held-for-sale and commercial real estate assets, which consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through June 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

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Strategic Overview 4 …through attractive investment opportunities in target assets… …and a sophisticated approach to risk management  POSITIONED TO DELIVER STRONG RETURNS AND PROTECT BOOK VALUE THROUGH A VARIETY OF RATE ENVIRONMENTS Committed to maximizing stockholder returns…

8.5% TWO Co. A Co. B Co. C Co. D Co. E Co. F Co. G Co. H Book Value Stability 5 • Since inception, book value has grown by 8.5%; peer median over same time period is (23.0%)(1) 1) Book value growth measured from December 31, 2009 through June 30, 2017. Companies A-H represent comparable mortgage REIT peers. 2) Book value volatility since inception is measured from December 31, 2009 or the company’s inception, whichever is later, through June 30, 2017, 5-years is measured from June 30, 2012 through June 30, 2017, and 3-years is measured from June 30, 2014 to June 30, 2017. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period. Agency mREITs include NLY, AGNC, CYS and CMO. Hybrid mREITs include ANH, ARR, CIM, MFA, IVR, MTGE, NYMT, MITT and WMC. MAINTAIN AND GROW BOOK VALUE WITH DAMPENED VOLATILIT Y BOOK VALUE VOLATILITY(2) BOOK VALUE GROWTH • Significantly less book value volatility than Agency and hybrid mREIT peers Agency mREIT Average Hybrid mREIT Average TWO Book value volatility since inception 12.9% 12.2% 7.6% Book value volatility 5 years 13.2% 11.9% 5.8% Book value volatility 3 years 8.1% 7.6% 5.7% (65.0%)

-20.0% 10.0% 40.0% 70.0% 100.0% 130.0% 160.0% 190.0% 10/29/2009 10/29/2010 10/29/2011 10/29/2012 10/29/2013 10/29/2014 10/29/2015 10/29/2016 TWO BBG REIT MTG Index Delivering Results 6 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through June 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through June 30, 2017. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. • Outperformed peer group by over 65% since inception • Delivered total stockholder return of 192% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 125% over the same period of time(2) • Maintained comparable dividend yield with lower leverage and less interest rate exposure than peer average 192% 125% (2) (1) 6/30/2017

…LESS INTEREST RATE R ISK (3) . . . Attractive Returns With Lower Risk 7 AT T R AC T I VE & C O M PA R A BLE D I V I D E ND Y I E L D (1) …WITH LOWER LEVERAGE (2) . . . SUPERIOR ASSET SELECTION AND RISK MANAGEMENT DRIVE RETURNS WITH LESS RISK TWO Peer Average TWO Peer Average TWO Peer Average …AND LESS P R E PAY M E NT E X P O S U R E (4) TWO Peer Average Note: Two Harbors and peer financial data for Dividend Yield, Leverage, Prepayment Risk and Interest Rate Exposure on this slide is based on available financial information as of June 30 2017 as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, IVR, MFA , NLY and HTS (financial information for HTS is included in peer financial data only for the periods ending prior to the second quarter of 2016). (1) Represents average of annualized yields on all quarterly cash dividends per respective fiscal year. Annualized yields for each quarter are calculated by dividing annualized quarterly dividends by closing share price as of respective quarter-ends. Peer dividend data based on peer company press releases. Historical dividends may not be indicative of future dividend distributions. Our company ultimately distributes dividends based on its taxable income per share of common stock. (2) Represents average of debt-to-equity ratios for all reportable quarters per respective fiscal year. Debt-to-equity is defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives divided by total equity. (3) Represents average of estimated change in equity value for theoretical +100bps parallel shift in interest rates for all reportable quarters per respective fiscal year. Change in equity market capitalization is adjusted for leverage. (4) Represents average of the constant prepayment rate (CPR) on Agency RMBS, including Agency Derivatives, for all reportable quarters per respective fiscal year. 7.6% 9.3% 8.7% 6.8% 11.2% 13.5% 14.8% 13.3% 0.0% 5.0% 10.0% 15.0% 20.0% 2014 2015 2016 2017 2014 2015 2016 2017 10.3% 11.3% 11.0% 10.5% 11.9% 13.0% 11.8% 10.1% 0.0% 6.0% 12.0% 18.0% 2014 2015 2016 2017 2014 2015 2016 2017 3.0x 3.0x 3.8x 4.7x 6.4x 6.6x 6.2x 5.8x 0.0x 2.0x 4.0x 6.0x 8.0x 2014 2015 2016 2017 2014 2015 2016 2017 -1.0% -3.2% -3.0% -4.2% -8.2% -6.7% -7.0% -9.5% -12.0% -7.0% -2.0% 3.0% 2014 2015 2016 2017 2014 2015 2016 2017

HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION(1) Portfolio Composition 8 $19.5 BILLION PORTFOLIO AS OF JUNE 30, 2017 (1) For additional detail on the portfolio, see Appendix slides 12-17. (2) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency MBS, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $1.8b June 30, 2016 March 31, 2017 June 30, 2017 Rates(4) 56% 58% 54 % Credit(5) 31% 27% 28 % Commercial(2) 13% 15% 18 % OPPORTUNISTIC CAPITAL ALLOCATION Agency $14.3b MSR(3) $0.9b Non-Agency $2.3b Rates(4) $15.2b Credit(5) $2.5b Commercial(2) $1.8b Conduit $0.2b If Granite Point shares had been distributed on June 30, 2017, capital allocation to the Rates and Credit strategies would have been 65% and 35%, respectively.

Rates Update 9 PORTFOLIO SUMMARY DELIVERING RESULTS THROUGH VARIETY OF RATE ENVIRONMENTS • Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk and lower overall leverage – Mitigates impact to book value in spread widening scenario • Utilize combination of hedging tools to maintain low interest rate exposure • Agency RMBS holdings of $14.3 billion – 83% of Agency pools have some form of prepayment protection(1) • MSR portfolio of approximately $900 million in fair market value – Added $18.9 billion UPB on new issue, high quality MSR in Q2-2017 o $13.1 billion UPB from two bulk MSR purchases o $5.8 billion UPB from flow-sale arrangements – Expect near-term flow MSR volume of approximately $2.0 billion UPB per month (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores.

Credit Update

RESIDENTIAL CREDIT TAILWINDS

- Home prices continue to improve; CoreLogic Home Price Index up 6.7% on a rolling 12-month basis[1]
  - Supported by affordability, low housing supply and strong demand
- Believe future performance will continue to be strong, driven by increasing prepayments, lower delinquencies, defaults and severities

PORTFOLIO SUMMARY

- Non-Agency RMBS holdings of $2.3 billion, $2.0 billion of which are legacy non-Agency RMBS
- Released $13.9 million in credit reserves against portfolio in Q2-2017 due to strong continued performance; released $38.2 million in credit reserves over the previous 12 months
- Average market price of ~$78 allows ability to capture upside opportunity[2]

(1) Source: CoreLogic Home Price Index rolling 12-month change as of June 2017.
(2) Weighted average market price utilized current face for weighting purposes. Please see slide 16 in the Appendix for more information on our non-Agency RMBS portfolio.

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Appendix

Rates: Agency RMBS Metrics 12 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q1- 2017 At March 31, 2017 Realized Q2- 2017 At June 30, 2017 Agency yield 3.1% 3.1% 3.1% 3.0 % Repo and FHLB costs 1.0% 1.1% 1.2% 1.3 % Swap costs 0.3% 0.2% 0.2% — % Net interest spread 1.8% 1.8% 1.7% 1.7 % Portfolio Metrics Q1-2017 Q2-2017 Weighted average 3-month CPR(1) 5.6% 8.0 % Weighted average cost basis(2) $105.9 $106.6 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 60.7% 30-Year Fixed 3-3.5% 31.4% 30-Year Fixed 5% & above 3.8% IO & Inverse IO 2.3% Hybrid ARMs and Other 1.8%

Rates: Agency RMBS 13 As of June 30, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,343 $4,477 74.8% $4,538 3.5% 10 4.0-4.5% 8,097 8,674 92.9% 8,670 4.2% 21 ≥ 5.0% 491 548 84.2% 531 5.5% 86 12,931 13,699 86.6% 13,739 4.0% 20 Hybrid ARMs 25 27 — % 26 4.8% 159 Other 232 231 0.7% 225 4.7% 146 IOs and IIOs 3,685 323 (2) — % 334 3.2% 100 Total $16,873 $14,280 83.1% $14,324 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $215.2 million of IOs and $108.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 14 As of March 31, 2017 As of June 30, 2017 Fair value ($M) $747.6 $898.0 Unpaid principal balance ($M) $68,128.0 $84,814.2 Weighted average coupon 3.9% 3.9 % Original FICO score(2) 755 754 Original LTV 73% 73% 60+ day delinquencies 0.2% 0.2 % Net servicing spread 25.3 basis points 25.4 basis points Vintage: Pre-2009 0.4% 0.4% 2009-2012 20.9% 16.8 % Post 2012 78.7% 82.8 % Percent of MSR portfolio: Conventional 99.9% 100.0 % Government 0.1% — % (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 15 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $58.04 at June 30, 2017. Portfolio Yield Realized Q1- 2017 At March 31, 2017 Realized Q2- 2017 At June 30, 2017 Non-Agency yield 9.0% 9.0% 8.4% 8.2 % Repo and FHLB costs 2.8% 2.8% 2.9% 2.9 % Swap costs 0.1% 0.1% 0.1% — % Net interest spread 6.1% 6.1% 5.4% 5.3 % NON-AGENCY MBS CPR Non-Agency: Loan Type March 31, 2017 June 30, 2017 Sub-prime 74% 73 % Option-ARM 8% 10 % Prime 2% 2 % Alt-A 8% 7 % Other 8% 8 % Portfolio Metrics Q1-2017 Q2-2017 Weighted average 3-month CPR 6.7% 6.2 % Weighted average cost basis(1) $59.5 $60.5

Credit: Non-Agency MBS

As of June 30, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,418.4	$832.2	$2,250.6
% of non-Agency portfolio	63.0%	37.0%	100.0%
Average purchase price[1]	$57.23	$66.12	$60.52
Average coupon	2.9%	2.2%	2.6%
Weighted average market price[2]	$77.97	$77.01	$77.61
Collateral attributes:			
Average loan age (months)	130	140	132
Average loan size ($K)	$362	$352	$359
Average original Loan-to-Value	70.5%	69.6%	70.2%
Average original FICO[3]	634	603	624
Current performance:			
60+ day delinquencies	22.5%	20.1%	21.7%
Average credit enhancement[4]	9.2%	16.8%	11.6%
3-Month CPR[5]	5.4%	7.7%	6.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $54.52, $63.98 and $58.04, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Granite Point's Commercial Real Estate Portfolio[1]

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[2]	Yield[3]	Original Term (Years)	State	Property Type	Initial LTV[4]	Stabilized LTV[5]
Asset 1	Senior	12/15	$120.0	$120.0	L + 4.20%	L + 4.43%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/15	105.0	105.0	L + 3.42%	L + 3.79%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	97.8	96.7	L + 4.45%	L + 4.99%	4	Various	Office	62.8%	61.5%
Asset 4	Senior	04/16	82.0	81.5	L + 4.75%	L + 5.44%	3	NY	Industrial	75.9%	55.4%
Asset 5	Senior	11/15	78.0	78.0	L + 4.20%	L + 4.67%	3	NY	Office	66.4%	68.7%
Asset 6	Senior	10/16	75.6	74.9	L + 4.37%	L + 4.83%	4	NC	Office	72.4%	68.1%
Asset 7	Senior	05/17	68.0	67.0	L + 4.10%	L + 4.82%	4	MA	Office	71.3%	71.5%
Asset 8	Senior	12/16	62.3	60.7	L + 4.11%	L + 4.87%	4	FL	Office	73.3%	63.2%
Asset 9	Senior	06/16	51.3	51.0	L + 4.49%	L + 4.93%	4	HI	Retail	76.2%	57.4%
Asset 10	Senior	01/17	51.5	50.9	L + 4.75%	L + 5.24%	4	SC	Office	67.6%	67.1%
Asset 11	Senior	12/15	46.7	46.7	L + 4.65%	L + 4.87%	4	PA	Office	74.5%	67.5%
Asset 12	Mezzanine	03/15	45.9	45.9	L + 6.75%	L + 7.61%	5	Various	Hotel	70.3%	63.5%
Asset 13	Senior	06/17	45.0	44.4	L + 4.50%	L + 5.24%	3	CA	Hotel	54.7%	48.6%
Asset 14	Senior	12/15	43.5	43.5	L + 4.05%	L + 4.25%	3	TX	Multifamily	82.3%	76.8%
Asset 15	Mezzanine	11/15	43.5	43.5	L + 7.25%	L + 8.06%	3	Various	Office	77.6%	77.5%
Assets 16-40	Various	Various	780.0	773.2	L + 4.90%	L + 5.56%	4	Various	Various	69.6%	63.1%
Total/Weighted Average			**$ 1,796.2**	**$ 1,782.7**	**L + 4.67%**	**L + 5.24%**	**4**			**69.9%**	**63.8%**

(1) Due to the company's controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company.
(2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
(3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
(4) Initial LTV considers the original appraisal at the time of origination.
(5) Stabilized LTV considers the "as stabilized" value (as determined in conformance with USPAP) of the underlying property or properties, as set forth in the original appraisal. "As stabilized" value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

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Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 3,418.6	$ –	$ –	$ –	$ 3,418.6	20.2%
30 to 59 days	3,267.0	–	–	–	3,267.0	19.4%
60 to 89 days	2,250.9	–	20.0	–	2,270.9	13.4%
90 to 119 days	2,354.5	–	–	–	2,354.5	13.9%
120 to 364 days	1,478.4	–	20.0	–	1,498.4	8.9%
One to three years	547.4	815.0	–	–	1,362.4	8.1%
Three to five years	–	–	–	282.3	282.3	1.7%
Ten years and over[2]	–	2,423.7	–	–	2,423.7	14.4%
	$ 13,316.8	$ 3,238.7	$ 40.0	$ 282.3	$ 16,877.9	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 13,639.1	$ 2,749.7	$ –	n/a	$ 16,388.8	88.6%
Derivative assets, at fair value	108.2	–	–	n/a	108.2	0.6%
Commercial real estate assets	883.0	720.3	–	n/a	1,603.3	8.7%
Mortgage servicing rights, at fair value	–	–	166.0	n/a	166.0	0.9%
Net economic interests in consolidated securitization trusts	219.4	2.0	–	n/a	221.4	1.2%
	$ 14,849.7	$ 3,472.0	$ 166.0	n/a	$ 18,487.7	100.0%

(1) Weighted average of 2.9 years to maturity.
(2) Includes FHLB advances of $2.4 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $134.8 million.
(4) Revolving credit facilities over-collateralized due to operational considerations.

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Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2017 $1.5 0.771% 1.220% 0.3 2018 4.3 1.155% 1.223% 1.0 2019 0.4 1.283% 1.165% 1.9 2020 1.2 1.463% 1.209% 3.3 2021 and after 4.5 1.699% 1.235% 5.6 $11.9 1.322% 1.224% 2.7 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2020 0.2 1.171% 1.642% 3.1 2021 and after 2.7 1.193% 2.190% 6.4 $2.9 1.192% 2.152% 6.2 Interest Rate Swaps 19 (1) Notional amount includes $778.0 million in forward starting interest rate swaps as of June 30, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of June 30, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2017 was 2.4%.

Interest Rate Swaptions 20 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $43.7 $7.7 2.9 $5,025 2.35% 3M LIBOR 6.2 Total Payer $43.7 $7.7 2.9 $5,025 2.35% 3M LIBOR 6.2 Receiver <6 Months $2.7 $2.1 3.2 $2,000 3M LIBOR 1.78% 8.5 Receiver >6 Months — 5.9 10.8 250 3M LIBOR 2.35% 10.0 Total Receiver $2.7 $8.0 7.6 $2,250 3M LIBOR 1.84% 8.7 Sale Contracts: Payer <6 Months ($35.5 ) ($0.9 ) 3.2 ($2,300 ) 2.92% 3M LIBOR 8.7 Total Payer ($35.5 ) ($0.9 ) 3.2 ($2,300 ) 2.92% 3M LIBOR 8.7 Receiver <6 Months ($9.7 ) ($6.2 ) 2.4 ($3,000 ) 3M LIBOR 2.02% 10.0 Receiver >6 Months (1.4) (6.5) 10.8 (625) 3M LIBOR 1.95% 10.0 Total Receiver ($11.1 ) ($12.7 ) 4.9 ($3,625 ) 3M LIBOR 2.00% 10.0